SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549
                           _________

                           FORM 8-K

                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


               Date of Report:  April 29, 1999
              (Date of earliest event reported)


                 D E E R E   &   C O M P A N Y
     (Exact name of registrant as specified in charter)

                           DELAWARE
       (State or other jurisdiction of incorporation)

                           1-4121
                   (Commission File Number)

                         36-2382580
               (IRS Employer Identification No.)

                    One John Deere Place
                   Moline, Illinois  61265
    (Address of principal executive offices and zip code)

                        (309)765-8000
    (Registrant's telephone number, including area code)

          _______________________________________
(Former name or former address, if changed since last report.)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

              (99)  Press release and additional information.



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
                           Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.




                               DEERE & COMPANY



                               By: /s/ Frank S. Cottrell
                                   ----------------------------
                                   Frank S. Cottrell, Secretary


Dated:  April 29, 1999



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                         Exhibit Index



                                                    Sequential
Number and Description of Exhibit                   Page Number


(99)  Press release and additional information         Pg. 5




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                                                EXHIBIT 99


                         Contact:  For more information:
                                   Gregory T. Derrick
                                   Deere & Company
                                   309/765-5290
                                   e-mail: gd22315@deere.com



FOR IMMEDIATE RELEASE


                 DEERE REDUCES VOLUME FORECAST
                DUE TO DEPRESSED FARM CONDITIONS

     MOLINE, IL (April 29,1999) -- Deere & Company today said it expects the physical volume of sales for its second quarter, ending April 30, to be approximately 20 percent lower than in last year's comparable period. The company's previous estimate was for a 13 percent reduction. Deere defines physical volume of sales as worldwide equipment sales adjusted for changes in pricing and foreign currency exchange rates.

     The forecast change was attributed to reduced farm equipment demand caused by a continuation of depressed agricultural commodity prices. According to Deere, the softest area of demand continues to be the large-size, high-margin agricultural equipment segments, in which the company has a particularly strong position. In spite of these adverse factors, Deere said its market share had increased on many product lines. The company also cited unusually aggressive discounting by competitors in the construction equipment market.

     Deere stated that it remains committed to balancing agricultural equipment inventories and receivables with the lower levels of demand and, therefore, expects to make further reductions in farm-machinery production schedules in the coming months.


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     Deere now anticipates that physical volume for fiscal
1999 will decline by approximately 18 to 20 percent from 1998 levels, compared with the previous estimate of 13 to 15 percent. The yearly estimate is based on factors that continue to be subject to rapid changes, the company stated.

Safe Harbor Statement

     Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements herein which relate to future operating periods, are subject to important risks and uncertainties that could cause actual results to differ materially. Forward- looking statements relating to the company's businesses involve certain factors that are subject to change, including: the many interrelated factors that affect farmers' confidence, including worldwide demand for agricultural products, world grain stocks, commodities prices, weather conditions, real estate values, animal diseases, crop pests, harvest yields and government farm programs; general economic conditions and housing starts; legislation, primarily legislation relating to agriculture, the environment, commerce and government spending on infrastructure; actions of competitors in the various industries in which the company competes; levels of new and used field inventories; production difficulties, including capacity and supply constraints; dealer practices; labor relations; interest and currency exchange rates (including the effect of conversion to the euro); technological difficulties (including Year 2000 compliance); accounting standards and other risks and uncertainties. Economic difficulties in Asia and other parts of the world could continue to adversely affect North American grain and meat exports. The number of housing starts is especially important to sales of construction equipment. Sales of commercial and consumer equipment during the spring are affected by spring weather patterns. The company's outlook is based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies. Such estimates and data are often revised. Further information concerning the company and its businesses, including factors that potentially could materially affect the company's financial results, is included in the company's most recent quarterly report on Form 10-Q and other filings with the Securities and Exchange Commission.

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